UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 2, 2020
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 2, 2020, Marathon Petroleum Corporation (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with certain of its subsidiaries set forth therein (collectively, “Sellers”) and 7-Eleven, Inc. (“Purchaser”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, Sellers have agreed to transfer the assets and liabilities constituting the Company’s convenience store business, including the sale of retail transportation fuel and convenience store offerings (the “Business”) to Purchaser for a purchase price of $21 billion, subject to certain adjustments based on the levels of cash, debt and working capital at closing and for certain potential tax benefits (such transaction, the “Transaction”). The Company will retain its direct dealer business. In connection with the Transaction, the Company and Purchaser, or their affiliates, will enter into certain ancillary agreements, including a 15-year fuel supply agreement for approximately 7.7 billion gallons per year associated with the Business. Further, the Company expects incremental opportunities over time to supply Purchaser’s remaining business as existing arrangements mature and as Purchaser adds new locations in connection with its announced U.S. and Canada growth strategy.

Concurrently with the execution of the Purchase Agreement, Seven & i Holdings Co., Ltd., a company incorporated under the laws of Japan, delivered a guarantee in favor of the Company and Sellers pursuant to which Buyer Parent is guaranteeing the payment of the initial purchase price by Buyer under the Purchase Agreement. The Purchase Agreement and the Transaction were unanimously approved by the Board of Directors of the Company.

The consummation of the Transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of any injunction or law preventing or prohibiting the closing, the delivery of certain closing deliverables, the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject, with specified exceptions, to materiality or “Material Adverse Effect” standards) and the other party’s performance of its covenants and agreements in the Purchase Agreement in all material respects. Each party is required under the Purchase Agreement to use reasonable best efforts to take actions necessary to obtain all regulatory approvals as promptly as practicable and prior to the Outside Date (as defined below), including agreeing to divestitures and operational restrictions, subject to a divestiture cap of assets that generated $400 million in aggregate store-level EBITDA for the 12 calendar months ended December 31, 2019.

The Purchase Agreement contains customary representations, warranties and covenants of each of the Company and Sellers, on the one hand, and Purchaser, on the other hand, including covenants by the Company and Sellers relating to the operation of the Business prior to the closing and to implement certain internal restructuring steps prior to the closing. The representations and warranties of the Company and Sellers will generally survive the closing until the second anniversary of the closing date, subject to certain limited exceptions. Each of the Company and Sellers, on one hand, and Purchaser, on the other hand, has agreed to indemnify the other for certain losses arising out of breaches of covenants and for certain losses arising out of retained liabilities or assumed liabilities and the operation of the Business following the closing of the transaction (as applicable), subject to certain limitations.

The Purchase Agreement contains certain termination rights for the Sellers and Purchaser, including the right to terminate the Purchase Agreement if the Transaction is not consummated by May 2, 2021, subject to two extensions of three months (but no more than six months in total) if the required antitrust approvals described above have not yet been obtained (the “Outside Date”).

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Purchase Agreement may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, Sellers, their subsidiaries or their businesses as of the date of the Purchase Agreement or as of any other date.

Item 7.01	Regulation FD Disclosure.
The Company previously disseminated a press release announcing the parties’ entry into the Purchase Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements that are subject to risks, contingencies or uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. The Company’s forward-looking statements are not guarantees of future performance, and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that the Company cannot predict. Material differences between actual results and any future performance suggested in the Company’s forward-looking statements could result from a variety of factors, such as the severity and duration of the COVID-19 pandemic and its impact on global economic conditions and the Company’s ability to successfully complete the planned Speedway sale within the expected timeframe or at all. Many of such factors are beyond the Company’s control. These factors also include such risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in the Company’s annual report on Form 10-K for the year ended December 31, 2019 and its quarterly Form 10-Q filings, and in other Company investor communications from time to time. The Company undertakes no obligation to update any forward-looking statement except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of August 2, 2020, by and between the Company, Sellers and Purchaser*
99.1	Press Release, dated August 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*     Schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: August 3, 2020	By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: Executive Vice President and Chief Financial Officer